PSC INC. AND SUBSIDIARIES
DECEMBER 31, 2001

Exhibit 10.56

As of April 3, 2002

JOHN HANCOCK LIFE INSURANCE COMPANY
JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
200 Clarendon Street
Boston, Massachusetts 02117

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
LINCOLN NATIONAL INCOME FUND, INC.
c/o Delaware Lincoln Investment Advisors
200 East Berry Street
Renaissance Square
Ft. Wayne, Indiana 46802

SECURITY-CONNECTICUT LIFE INSURANCE COMPANY
c/o ING Investment Management LLC
100 Washington Avenue South
Suite 800
Minneapolis, Minnesota 55401

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
c/o Alliance Capital Management L.P.
1345 Avenue of the Americas, 37th Floor
New York, New York 10105

  Re:
  Amendment to Second Amendment and Waiver Under Securities Purchase Agreements

Ladies and Gentlemen:

        PSC INC., a New York corporation (the "Holding Company"), and PSC SCANNING, INC., a Delaware corporation and a Wholly-Owned Subsidiary of the Holding Company (the "Operating Company") (the Holding Company and the Operating Company are sometimes collectively referred to herein as the "Companies" and each as a "Company"), jointly and severally agree with you as follows:

        1.    Definitions; Background.

          (a)  Reference is hereby made to those certain Amended and Restated Securities Purchase Agreements dated as of April 13, 2001, as amended by the Waiver under Securities Purchase Agreements dated as of September 24, 2001 and by the Second Amendment and Waiver under Securities Purchase Agreements (the "Second Amendment") dated as of November 16, 2001 (as amended, and as the same may be amended, modified or supplemented from time to time, the "Securities Purchase Agreements"), among the Holding Company, the Operating Company and each of you.

          (b)  Capitalized terms used herein without definition have the meanings ascribed to them in the Securities Purchase Agreements.

        2.    Amendments to Second Amendment.    The Companies have requested that the holders of the Notes extend the Waiver Period under the Second Amendment. On the basis of the information provided to the holders of the Notes by the Companies in connection herewith, and subject to the terms and conditions hereof, such holders by their execution hereof agree with the Companies that the Second Amendment is hereby amended:

          (a)  by deleting the date "April 1, 2002" in the definition of "Waiver Period" set forth in section 2(b) of the Second Amendment, and replacing the same with the date "August 1, 2002"; and

          (b)  by restating the definition of "Termination Date" set forth in such section 2(b) in its entirety as follows:

          "Termination Date" shall mean the date on which any of the following first occurs:

              (i)  any default by either Company or any Subsidiary of either thereof in the observance or performance of any agreement or covenant contained in this Letter Agreement;

            (ii)  the occurrence of a Default or Event of Default (other than any Specified Event of Default);

            (iii)  the Companies shall not have entered into a legally binding and enforceable letter of intent with an investor (the "Letter of Intent"), in form and substance reasonably acceptable to the Required Holders of the Notes, on or before April 29, 2002;

            (iv)  (A) the Companies and the holders of the Notes shall not have entered into a "stand still" agreement on or before April 29, 2002 or (B) such agreement shall have been terminated by any party thereto or shall otherwise no longer be in full force and effect;

            (v)  (A) the Companies and the Banks shall not have entered into a "stand still" agreement, in form and substance reasonably acceptable to the Required Holders of the Notes, on or before April 29, 2002 or (B) such agreement shall have been terminated by any party thereto or shall otherwise no longer be in full force and effect;

            (vi)  the Companies and an investor shall not have entered into a definitive documentation regarding an investment in, or acquisition of, the Companies (an "Acquisition Agreement"), in form and substance reasonably acceptable to the Required Holders of the Notes, on or before June 15, 2002;

          (vii)  any party to the Acquisition Agreement shall have given notice of its intention to terminate the Acquisition Agreement or otherwise not to pursue the investment in, or acquisition of, the Companies; or

          (viii)  the exercise of any rights or remedies by the Banks, including, without limitation, the acceleration of any amounts due or to become due under the Bank Credit Documents.

        3.    Conditions Precedent to Effectiveness.    The provisions of this Letter Agreement shall be effective as of the date on which each of the following conditions shall have been fulfilled:

          (a)  The Companies shall have delivered an executed, effective copy of the Fourth Amendment and Waiver dated as of April     , 2002 (the "Bank Waiver"), among the Holding Company, the Operating Company, the financial institutions party thereto, and Fleet National Bank, as administrative agent, which shall be in form and substance satisfactory to you.

          (b)  The Companies shall have paid the fees and expenses of Choate, Hall & Stewart, your special counsel, incurred in connection herewith.

        4.    Ratification, etc.

          (a)  The Companies represent and warrant that, after giving effect to the provisions of the Second Amendment, as amended by this Letter Agreement, no Default or Event of Default exists.

          (b)  Each Company ratifies and confirms the Securities Purchase Agreements and each of the other Operative Documents to which it is a party and agrees that each such agreement, document and instrument is in full force and effect, that its obligations thereunder and under the Second Amendment, as amended by this Letter Agreement are its legal, valid and binding obligations enforceable against it in accordance with the terms thereof and hereof and that it has no defense, whether legal or equitable, setoff or counterclaim to the payment and performance of such obligations.

          (c)  The Companies agree that (i) if any default shall be made in the performance or observance of any covenant, agreement or condition contained in the Second Amendment, as amended by this Letter Agreement, or in any agreement, document or instrument executed in connection therewith or pursuant thereto or (ii) if any representation or warranty made by the Companies herein or therein shall prove to have been false or incorrect on the date as of which made, the same shall constitute an immediate Event of Default under the Securities Purchase Agreements and the other Operative Documents and, in such event, you and each other holder of any of the Notes shall have all rights and remedies provided by law and/or provided or referred to in the Securities Purchase Agreements and the other Operative Documents. The Companies further agree that this Letter Agreement is an Operative Document and all references thereto in the Securities Purchase Agreements and in any other of the other Operative Documents shall include this Letter Agreement.

        5.    Governing Law.    This Letter Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

        6.    Miscellaneous.    The headings in this Letter Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Letter Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision in this Letter Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Letter Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

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        If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart hereof, whereupon this Letter Agreement shall become a binding agreement under seal among the parties hereto. Please then return one of such counterparts to the Companies.

Very truly yours,
PSC INC.
By:	(Title)
PSC SCANNING, INC.
By:	(Title)

        Each of the undersigned (a) acknowledges and assents to the terms and provisions of the foregoing Letter Agreement and (b) ratifies and confirms each of the Operative Documents to which it is a party and agrees that each such Operative Document is in full force and effect, that its obligations thereunder are its legal, valid and binding obligations enforceable against it in accordance with the terms thereof and that it has no defense, whether legal or equitable, setoff or counterclaim, to the payment and performance of such obligations.

INSTAREAD CORPORATION
By:	(Title)
PSC AUTOMATION, INC. (formerly named Lazerdata Corporation)
By:	(Title)
PERCON INCORPORATED
By:	(Title)
PSC BELGIUM, INC.
By:	(Title)

The foregoing is hereby accepted and agreed to:
JOHN HANCOCK LIFE INSURANCE COMPANY
By:	(Title)
The foregoing is hereby accepted and agreed to:
JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
By:	(Title)
The foregoing is hereby accepted and agreed to:
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By:	Delaware Lincoln Investment Advisers, a series of Delaware Management Business Trust, Attorney-in-Fact
By:	(Title)
The foregoing is hereby accepted and agreed to:
LINCOLN NATIONAL INCOME FUND, INC.
By:	(Title)

The foregoing is hereby accepted and agreed to:
SECURITY-CONNECTICUT LIFE INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent
By:	(Title)
The foregoing is hereby accepted and agreed to:
THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
By:	(Title)